     As filed with the Securities and Exchange Commission on August 25, 2000.

                                                   Registration No. 333-________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         WADDELL & REED FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                              51-0261715
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                6300 Lamar Avenue
                              OVERLAND PARK, KANSAS
                                      66202
                                 (913) 236-2000
          (Address of Principal Executive Offices, including Zip Code)
                              --------------------

               1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
                            (Full Title of the Plan)
                              --------------------

      DANIEL C. SCHULTE                                    COPY TO:
          SECRETARY                                   GLEN J. HETTINGER
  WADDELL & REED FINANCIAL, INC.                      HUGHES & LUCE, L.L.P.
        6300 LAMAR AVENUE                          1717 MAIN STREET, SUITE 2800
   OVERLAND PARK, KANSAS 66202                          DALLAS, TEXAS 75201
         (913) 236-2000                                   (214) 939-5500
  (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
     TITLE OF                                PROPOSED        PROPOSED
    EACH CLASS                 AMOUNT        MAXIMUM         MAXIMUM          AMOUNT OF
  OF SECURITIES                TO BE      OFFERING PRICE     AGGREGATE      REGISTRATION
 TO BE REGISTERED           REGISTERED(1)  PER SHARE(2)   OFFERING PRICE(2)     FEE
------------------------------------------------------------------------------------------

Class A Common Stock,
$.01 par value               10,500,000     $35.6250        $374,062,500      $98,753.00
------------------------------------------------------------------------------------------

(1) This registration statement also covers an indeterminate additional amount of shares of the Registrant's Class A Common Stock to be offered or sold pursuant to the antidilution provisions of the 1998 Stock Incentive Plan, as Amended and Restated.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of the Class A Common Stock, as reported on the New York Stock Exchange on August 23, 2000, in accordance with Rules 457(c) and (h)(1) promulgated under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE


         Pursuant to General Instruction E to Form S-8, this Registration Statement is filed for the purpose of registering an additional 10,500,000 shares of the Registrant's Class A Common Stock, $.01 par value, under the Registrant's 1998 Stock Incentive Plan, as Amended and Restated. The contents of the Registration Statement on Form S-8, originally filed on October 16, 1998 (Registration No. 333-65827), as amended, are incorporated by reference into this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS (includes only those exhibits required by General Instruction E to Form S-8)

      Exhibit Number   Description of Exhibit

            *5        Opinion of Hughes & Luce, L.L.P.
             23.1     Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5).
            *23.2     Consent of KPMG LLP
             24       Power of Attorney is found on page II-2 hereof.
            ---------------

      *Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on August 25, 2000.

                       WADDELL & REED FINANCIAL, INC.



                       By: /s/ KEITH A. TUCKER
                           ---------------------
                               Keith A. Tucker,
                               Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Waddell & Reed Financial, Inc., hereby severally constitute and appoint John E. Sundeen, Jr. and Daniel C. Schulte, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place and stead, in any and all capacities, to sign Waddell & Reed Financial, Inc.'s Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        /s/ KEITH A. TUCKER                Chairman of the Board, Chief       August 25, 2000
------------------------------------      Executive Officer and Director
          Keith A. Tucker

        /s/ HENRY J. HERRMANN          President, Chief Investment Officer    August 25, 2000
------------------------------------              and Director
         Henry J. Herrmann

        /s/ ROBERT L. HECHLER           Chief Operating Officer, Executive    August 25, 2000
------------------------------------       Vice President and Director
         Robert L. Hechler

       /s/ JOHN E. SUNDEEN, JR.             Senior Vice President, Chief      August 25, 2000
------------------------------------     Financial Officer and Treasurer
       John E. Sundeen, Jr.                (Principal Financial Officer)

         /s/ D. TYLER TOWERY              Vice President and Controller       August 25, 2000
------------------------------------      (Principal Accounting Officer)
          D. Tyler Towery

        /s/ JERRY W. WALTON                          Director                 August 25, 2000
------------------------------------
          Jerry W. Walton


       /s/ JOSEPH L. LANIER, JR.                     Director                 August 25, 2000
------------------------------------
       Joseph L. Lanier, Jr.

        /s/ WILLIAM L. ROGERS                        Director                 August 25, 2000
------------------------------------
         William L. Rogers

         /s/ JAMES M. RAINES                         Director                 August 25, 2000
------------------------------------
          James M. Raines

        /s/ GEORGE J. RECORDS                        Director                 August 25, 2000
------------------------------------
         George J. Records

         /s/ DAVID L. BOREN                          Director                 August 25, 2000
------------------------------------
          David L. Boren

        /s/ JOSEPH M. FARLEY                         Director                 August 25, 2000
------------------------------------
         Joseph M. Farley

                                INDEX TO EXHIBITS
                                -----------------


      Exhibit Number   Description

            *5         Opinion of Hughes & Luce, L.L.P.
             23.1      Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5).
            *23.2      Consent of KPMG LLP
             24        Power of Attorney is found on page II-2 hereof.
            ---------------

      *Filed herewith